                                                                     EXHIBIT 21

                     Subsidiaries of Bottling Group, LLC
                           As of December 30, 2000

Name of Subsidiary                                                 Jurisdiction of Incorporation
------------------                                                 -----------------------------
Alava Soft Drink Investments, SL                                   Spain

Apodaka Inversiones SL                                             Spain

Arrobi, S.L.                                                       Spain

Catalana de Bebidas Carbonicas, S.A.                               Spain

Centro-Levantina de Bebidas Carbonicas PepsiCo, S.L.               Spain

Centro-Mediterranea de Bebidas Carbonicas PepsiCo                  Spain
S.C.m.p.a

Compania de Bebidas PepsiCo, S.A.                                  Spain

Dornfell                                                           Ireland

Gray Bern Holdings, Inc.                                           Delaware

Grayhawk Leasing, LLC                                              Delaware

Hillwood Bottling, LLC                                             Delaware

International Bottlers Employment Co. LLC                          Delaware

International Bottlers LLC                                         Delaware

International Bottlers Management Co. LLC                          Delaware

KAS, S.L.                                                          Spain

Neva Holdings, LLC                                                 Delaware

New Bern Transport Corporation                                     Delaware

PBG Canada Finance, LLC                                            Delaware

PBG Canada Finance II, LLC                                         Delaware

PBG Canada Global Holdings, ULC                                    Nova Scotia

PBG Canada Holdings, Inc.                                          Delaware

PBG Michigan, LLC                                                  Delaware

PBG Spirituosen Holdings, LLC                                      Delaware

PepsiCo IVI S.A.                                                   Greece

PepsiCo Holdings 000                                               Russia

PepsiCo Ventas Andalucia, S.A.                                     Spain

Pepsi Bottling Group GmbH                                          Germany

Pepsi Bottling Group (St. Petersburg) LLC                          Delaware

Pepsi-Cola Bottling Finance B.V.                                   Netherlands

Pepsi-Cola Bottling Global B.V.                                    Netherlands

Pepsi-Cola de Espana, S.L.                                         Spain

Pepsi-Cola Bottling Beteiligungsges mbH                            Germany

Pepsi-Cola Soft Drink Factory of Sochi                             Russia

Pepsi International Bottlers LLC                                   Delaware

Pepsi International Bottlers (Ekaterinburg)                        Russia

Pepsi International Bottlers (Samara)                              Russia

Pet-Iberia, S.L.                                                   Spain

Primrose, LLC                                                      Delaware

Seven-Up Espana, S.A.                                              Spain

Spirituosen e Compania Comercio E Distribucas de                   Portugal
Bebidas

Spirituosen, S.A.                                                  Spain

The Pepsi Bottling Group (Canada), Co.                             Canada

The Pepsi Bottling Group NRO Ltd.                                  Canada

                                      2